CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Luvu Brands, Inc. 2009 Stock Option Plan and 2015 Executive Incentive Plan of our report dated October 11, 2019, with respect to the consolidated financial statements of Luvu Brands, Inc. included in its Annual Report (Form 10-K) for the years ended June 30, 2019 and 2018.

/s/ Liggett & Webb, P.A.

LIGGETT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

October 11, 2019